EXHIBIT 99.1

For Immediate Release

Digital Ally Authorizes Stock Buy-Back Program for up to $2.5 Million of Common Stock

LENEXA, Kansas — (August 25, 2015) - Digital Ally, Inc. (NASDAQ: DGLY) (“Digital” or the “Company”), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial applications, today announced that its Board of Board of Directors has approved a stock buy-back program authorizing the Company to purchase up to $2.5 million of the Company’s outstanding common stock subject to SEC regulations, stock market conditions and corporate working capital needs.

The program does not obligate Digital Ally to purchase any particular number of shares of common stock during any period and the program may be modified or suspended at any time at the Company’s discretion. The purchases will be funded by cash on hand. The duration of the stock buy-back program is open-ended.

The Company anticipates that it will make purchases in the open market or in private transactions from time-to-time depending on market conditions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934.

“Our current market valuation, strong cash balances and anticipated cash and capital needs lead us to believe that this stock buy-back program is an appropriate use of cash,” stated Stanton E. Ross, Chief Executive Officer of Digital Ally, Inc. “This program reaffirms our continued confidence in the Company’s near and long-term financial and operating performance and our commitment to enhancing shareholder value. We believe the purchase of our stock at appropriate prices represents an attractive investment opportunity and a means to return capital to our stockholders.”

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial applications. The Company’s primary focus is digital video imaging and storage. For additional information, visit www.digitalallyinc.com.

The Company is headquartered in Lenexa, Kansas, and its shares are traded on The NASDAQ Capital Market under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: the extent to which the Company will make purchases under its Stock Buy-Back Program; whether the Company will be able to improve its revenue and operating results during the balance of 2015 consistent with its financial guidance given the current economic and competitive environment; and whether the Company will be able to compete successfully in the marketplace to generate additional sales of its products in side by side comparisons; and whether the Company will be able to adapt its technology to new and different uses. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in its annual report on Form 10-K for the year ended December 31, 2014, and its Form 10-Q for the three and six months ended June 30, 2015, as filed with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Stanton E. Ross, CEO at (913) 814-7774

or

RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com